Exhibit 99

News Release	Contact:	Kate Mauss (Media)
410-832-6792
katherine.mauss@ngc.com

Todd Ernst (Investors)
703-280-4535
todd.ernst@ngc.com
Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results
•Strong 2024 financial results that met or exceeded company-level financial guidance:
◦Book to bill ratio of 1.23; backlog rises to new record of $91.5 billion
◦Sales increase 4.4 percent to $41.0 billion
◦Operating margin rate of 10.6 percent; segment operating margin rate1 of 11.1 percent
◦Diluted EPS of $28.34; Mark-to-Market (MTM)-adjusted EPS1 of $26.08
◦Operating cash flow of $4.4 billion; free cash flow1 of $2.6 billion
◦Returned $3.7 billion of cash to shareholders through share repurchases and dividends
•2025 financial guidance in line with prior outlook, including continued organic sales1 growth, margin expansion, and double digit free cash flow1 growth
◦Includes divestiture of Training Services business, expected to close mid-year
FALLS CHURCH, Va. – January 30, 2025 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2024 sales of $10.7 billion were comparable with the fourth quarter of 2023. Sales increased 4 percent to $41.0 billion in 2024, as compared with $39.3 billion in 2023. 2024 sales reflect continued strong demand for our products and services.
Fourth quarter 2024 net earnings totaled $1.3 billion, or $8.66 per diluted share, and 2024 net earnings were $4.2 billion, or $28.34 per diluted share. Excluding the after-tax MTM benefit of $332 million, fourth quarter 2024 MTM-adjusted net earnings1 totaled $932 million, or $6.39 per diluted share, and 2024 MTM-adjusted net earnings1 totaled $3.8 billion, or $26.08 per diluted share.
“Our team had another outstanding year equipping the U.S. and our allies with the advanced technologies they need to lead globally and maintain peace through strength,” said Kathy Warden, chair, chief executive officer and president. “Our financial results and new record backlog reflect the relevance of our products and the importance of our work. Over the last five years our sales have grown 30% organically and our free cash flow expanded 25% in 2024. Our guidance anticipates continued top line growth, margin expansion, and double digit cash flow growth. Northrop Grumman remains committed to leading the way in technology innovation for national security.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	2
MTM-adjusted Net Earnings and EPS1
Net earnings for the fourth quarter and full year 2024 were increased by a $332 million after-tax MTM benefit. The MTM benefit relates to pension and other post-retirement benefits (OPB) actuarial gains and losses, which the company recognizes immediately through earnings upon annual remeasurement of the assets and projected benefit obligations of our pension and OPB plans. MTM-adjusted earnings1 and EPS1 are the measures the company uses to compare performance to prior periods and for EPS guidance.
The table below reconciles net earnings and diluted EPS to MTM-adjusted net earnings1 and MTM-adjusted diluted EPS1:

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2024	2023	2024	2023
MTM-adjusted net earnings (loss)
Net earnings (loss)[4]	$1,264	$(535)	$4,174	$2,056
MTM (benefit) expense	(443)	422	(443)	422
MTM-related deferred state tax expense (benefit)[2]	23	(22)	23	(22)
Federal tax expense (benefit) of items above[3]	88	(84)	88	(84)
MTM (benefit) expense, net of tax	$(332)	$316	$(332)	$316
MTM-adjusted net earnings (loss)[1,4]	$932	$(219)	$3,842	$2,372

MTM-adjusted per share data
Diluted EPS[4]	$8.66	$(3.54)	$28.34	$13.53
MTM (benefit) expense per share	(3.03)	2.80	(3.02)	2.78
MTM-related deferred state tax expense (benefit) per share[2]	0.16	(0.15)	0.16	(0.14)
Federal tax expense (benefit) of items above per share[3]	0.60	(0.56)	0.60	(0.56)
MTM (benefit) expense, net of tax, per share	$(2.27)	$2.09	$(2.26)	$2.08
MTM-adjusted diluted EPS[1,4]	$6.39	$(1.45)	$26.08	$15.61

1	Non-GAAP measure — see definitions at the end of this earnings release.
2	The deferred state tax impact in each period was calculated using the company’s blended state tax rate of 5.25 percent.
3	The federal tax impact in each period was calculated by subtracting the deferred state tax impact from MTM (benefit) expense and applying the 21 percent federal statutory rate.
4
Fourth quarter and full year 2023 results include an after-tax charge on the B-21 program of $1.17 billion ($7.72 per diluted share for the fourth quarter and $7.68 per diluted share for the full year).

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	3

Consolidated Operating Results and Cash Flows

	Three Months Ended December 31			Year Ended December 31
$ in millions, except per share amounts	2024	2023	Change	2024	2023	Change
Sales
Aeronautics Systems	$3,220	$2,910	11%	$12,030	$10,786	12%
Defense Systems	2,333	2,231	5%	8,560	8,289	3%
Mission Systems	3,144	3,063	3%	11,399	10,895	5%
Space Systems	2,710	3,098	(13%)	11,731	11,873	(1%)
Intersegment eliminations	(721)	(664)		(2,687)	(2,553)
Total sales	10,686	10,638	—%	41,033	39,290	4%
Operating income (loss)
Aeronautics Systems	292	(1,271)	NM	1,182	(473)	NM
Defense Systems	252	224	13%	866	829	4%
Mission Systems	469	462	2%	1,598	1,609	(1%)
Space Systems	275	290	(5%)	1,254	1,130	11%
Intersegment eliminations	(95)	(88)		(356)	(335)
Segment operating income (loss)[1]	1,193	(383)	NM	4,544	2,760	65%
Segment operating margin rate[1]	11.2%	(3.6%)	NM	11.1%	7.0%	410 bps
FAS/CAS operating adjustment	8	(20)	NM	40	(82)	NM
Unallocated corporate (expense) income:
Intangible asset amortization and PP&E step-up depreciation	(25)	(30)	(17%)	(97)	(122)	(20%)
Deferred state tax (expense) benefit of MTM adjustment	(23)	22	NM	(23)	22	NM
Deferred state tax benefit of B-21 charge	—	82	NM	—	82	NM
Other unallocated corporate expense	(64)	(64)	—%	(94)	(123)	(24%)
Unallocated corporate (expense) income	(112)	10	NM	(214)	(141)	52%
Total operating income (loss)	$1,089	$(393)	NM	$4,370	$2,537	72%
Operating margin rate	10.2%	(3.7%)	NM	10.6%	6.5%	410 bps
Interest expense	(160)	(128)	25%	(621)	(545)	14%
Non-operating FAS pension benefit	153	133	15%	656	530	24%
Mark-to-market pension and OPB benefit (expense)	443	(422)	NM	443	(422)	NM
Other, net	26	53	(51%)	168	246	(32%)
Earnings (loss) before income taxes	1,551	(757)	NM	5,016	2,346	114%
Federal and foreign income tax expense (benefit)	287	(222)	NM	842	290	190%
Effective income tax rate	18.5%	29.3%	NM	16.8%	12.4%	440 bps
Net earnings (loss)	$1,264	$(535)	NM	$4,174	$2,056	103%
Diluted earnings (loss) per share	8.66	(3.54)	NM	28.34	13.53	109%
Weighted-average diluted shares outstanding, in millions	145.9	151.1	(3%)	147.3	152.0	(3%)
Net cash provided by operating activities	$2,578	$2,430	6%	$4,388	$3,875	13%
Capital expenditures	(816)	(803)	2%	(1,767)	(1,775)	—%
Free cash flow[1]	$1,762	$1,627	8%	$2,621	$2,100	25%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	4

Sales
Fourth quarter 2024 sales were comparable to the prior year period and reflect higher sales at Aeronautics Systems, Defense Systems and Mission Systems, offset by lower sales at Space Systems largely driven by a reduction of $231 million associated with wind-down of work on the restricted space and NGI programs, as previously disclosed.
2024 sales increased $1.7 billion, or 4 percent, due to a 12 percent growth in sales at Aeronautics Systems and higher sales at Mission Systems and Defense Systems, partially offset by lower sales at Space Systems largely driven by a reduction of $595 million associated with wind-down of work on the restricted space and NGI programs, as previously disclosed.
Operating Income and Margin Rate
Fourth quarter 2024 operating income increased $1.5 billion primarily due to higher operating income at Aeronautics Systems largely driven by the prior year $1.56 billion charge on the B-21 program, as well as higher operating income at Defense Systems. These increases were partially offset by $122 million of higher unallocated corporate expense, largely due to a $127 million increase in deferred state tax expense related to the MTM benefit (expense) and prior year B-21 charge. Fourth quarter 2024 operating margin rate increased to 10.2 percent from (3.7) percent reflecting the items above.
2024 operating income increased $1.8 billion, or 72 percent, primarily due to higher operating income at Aeronautics Systems, largely driven by the prior year $1.56 billion charge on the B-21 program, as well as higher operating income at Space Systems and Defense Systems. 2024 operating income also increased due to a $122 million increase in the FAS/CAS operating adjustment, partially offset by $73 million of higher unallocated corporate expense, largely due to a $127 million increase in deferred state taxes related to the MTM benefit (expense) and prior year B-21 charge and $25 million of lower intangible amortization and PP&E step-up depreciation. 2024 operating margin rate increased to 10.6 percent from 6.5 percent reflecting the items above.
Segment Operating Income and Margin Rate1
Fourth quarter 2024 segment operating income1 increased $1.6 billion primarily due to the prior year B-21 charge at Aeronautics Systems, as well as higher operating income at Defense Systems. Segment operating margin rate1 increased to 11.2 percent reflecting higher operating margin rates at Aeronautics Systems, Space Systems and Defense Systems.
2024 segment operating income1 increased $1.8 billion, or 65 percent, primarily due to the prior year B-21 charge at Aeronautics Systems, as well as higher operating income at Space Systems and Defense Systems. Segment operating margin rate1 increased to 11.1 percent reflecting higher operating margin rates at Aeronautics Systems and Space Systems, partially offset by a lower operating margin rate at Mission Systems.
Federal and Foreign Income Taxes
The company’s fourth quarter 2024 effective tax rate (ETR) decreased to 18.5 percent from 29.3 percent in the fourth quarter of 2023 primarily due to the impact of the prior year B-21 charge and the MTM adjustment. The 2024 MTM benefit increased the fourth quarter 2024 ETR by 0.9 percentage points, whereas the prior year B-21 charge and MTM expense collectively increased the fourth quarter 2023 ETR by 14.0 percentage points. The fourth quarter 2024 ETR also reflects lower deductions for foreign derived intangible income (FDII) and higher interest expense on unrecognized tax benefits, partially offset by higher benefits associated with research credits.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	5

The 2024 effective tax rate (ETR) increased to 16.8 percent from 12.4 percent in 2023 primarily due to the impact of the prior year B-21 charge and the MTM adjustment on our ETR. The 2024 MTM benefit increased the 2024 ETR by 0.4 percentage points, whereas the prior year B-21 charge and MTM expense collectively reduced the 2023 ETR by 3.8 percentage points. The 2024 ETR also reflects a net reduction in tax reserves largely due to a recent federal court decision, partially offset by higher interest expense on unrecognized tax benefits.
Net Earnings
Fourth quarter 2024 net earnings increased $1.8 billion, primarily due to $1.5 billion of higher operating income and an $865 million increase in our MTM benefit (expense), partially offset by a $509 million increase in income tax expense and $32 million of higher interest expense on our long-term debt.
2024 net earnings increased $2.1 billion, or 103 percent, primarily due to $1.8 billion of higher operating income, an $865 million increase in our MTM benefit (expense), and a $126 million increase in the non-operating FAS pension benefit. These increases were partially offset by a $552 million increase in income tax expense, a $97 million gain recognized in the prior year upon the sale of our minority investment in an Australian business, and $76 million of higher interest expense on our long-term debt.
Cash Flows
Fourth quarter 2024 cash provided by operating activities increased $148 million, or 6 percent, and fourth quarter 2024 free cash flow1 increased $135 million, or 8 percent, principally due to improved trade working capital driven by the timing of supplier payments and an increase in customer advances, partially offset by higher tax payments.
2024 cash provided by operating activities increased $513 million, or 13 percent, and 2024 free cash flow1 increased $521 million, or 25 percent, principally due to improved trade working capital, largely driven by lower net tax payments, as well as higher net earnings.
Awards and Backlog
Fourth quarter 2024 and year to date 2024 net awards totaled $17.3 billion and $50.6 billion, respectively, and backlog totaled $91.5 billion. Significant fourth quarter new awards include $4.0 billion for restricted programs (primarily at Aeronautics Systems, Space Systems, and Mission Systems), $3.5 billion for the Take Charge and Move Out (TACAMO) mission, $1.9 billion for F-35 (primarily at Aeronautics Systems), $1.7 billion for the Next-Generation Overhead Persistent Infrared (Next-Gen OPIR) Polar program, $0.9 billion for the Poland Integrated Battle Command System (IBCS) program, and $0.5 billion for E-2.
Significant 2024 new awards include $11.8 billion for restricted programs (primarily at Aeronautics Systems, Mission Systems, and Space Systems), $3.5 billion for TACAMO, $3.5 billion for F-35 (primarily at Aeronautics Systems), $2.4 billion for E-2, $1.8 billion for Next-Gen OPIR Polar, $0.9 billion for Poland IBCS, and $0.8 billion for certain military ammunition programs.
Segment Operating Results
Effective July 1, 2024, the company realigned the Strategic Deterrent Systems (SDS) division, which includes the Sentinel program, from Space Systems to Defense Systems. This realignment is reflected in the financial information contained in this report.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	6

Effective January 1, 2025, the company realigned the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems. This realignment is not reflected in the financial information contained in this release (except as it pertains to the company’s 2025 guidance). The realignment will be reflected in the company’s operating results beginning in the first quarter of 2025.
Recast financial information reflecting these two realignments for current and certain prior periods is presented in Schedule 6 of this release.

AERONAUTICS SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$3,220	$2,910	11%	$12,030	$10,786	12%
Operating income (loss)	292	(1,271)	NM	1,182	(473)	NM
Operating margin rate	9.1%	(43.7)%		9.8%	(4.4)%
Sales
Fourth quarter 2024 sales increased $310 million, or 11 percent, primarily due to the continuing transition to production on B-21 driving higher restricted volume and a $134 million increase on F-35 production programs largely driven by the timing of materials.
2024 sales increased $1.2 billion, or 12 percent, primarily due to the continuing transition to production on B-21 driving higher restricted volume, a $448 million increase in F-35 production and sustainment volume due, in part, to the timing of materials, a $134 million increase in Triton LRIP production volume, a $134 million increase in E-2 fleet sustainment and modernization work, and higher volume on Global Hawk sustainment activities.
Operating Income
Fourth quarter 2024 operating income increased $1.6 billion due to the prior year $1.56 billion charge on the B-21 program. Operating margin rate increased to 9.1 percent principally due to the prior year B-21 charge, partially offset by sales growth on low margin restricted programs.
2024 operating income increased $1.7 billion primarily due to the prior year $1.56 billion charge on the B-21 program as well as higher sales. Operating margin rate increased to 9.8 percent principally due to the prior year B-21 charge.

DEFENSE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$2,333	$2,231	5%	$8,560	$8,289	3%
Operating income	252	224	13%	866	829	4%
Operating margin rate	10.8%	10.0%		10.1%	10.0%
Sales
Fourth quarter 2024 sales increased $102 million, or 5 percent, primarily due to continued ramp-up on Sentinel and higher volume on certain military ammunition programs, partially offset by lower volume due to the completion of an international training program.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	7

2024 sales increased $271 million, or 3 percent, primarily due to a $182 million increase on Sentinel as that program continues to ramp, a $163 million increase on certain military ammunition programs, a $124 million increase on Stand-in Attack Weapon (SiAW) as the program ramps and higher volume from timing of materials and increased order quantities on the Guided Multiple Launch Rocket System (GMLRS) program. These increases were partially offset by a $262 million decrease due to the completion of an international training program and lower volume on the Special Electronic Mission Aircraft (SEMA) program as it nears completion.
Operating Income
Fourth quarter 2024 operating income increased $28 million, or 13 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 10.8 percent from 10.0 percent principally due to higher net EAC adjustments.
2024 operating income increased $37 million, or 4 percent, primarily due to higher sales. Operating margin rate was comparable to the prior period.

MISSION SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$3,144	$3,063	3%	$11,399	$10,895	5%
Operating income	469	462	2%	1,598	1,609	(1)%
Operating margin rate	14.9%	15.1%		14.0%	14.8%
Sales
Fourth quarter 2024 sales increased $81 million, or 3 percent, primarily due to higher volume on restricted advanced microelectronics and technology programs, as well as higher volume on communications, electronic warfare self-protection and targeting systems programs. These increases were partially offset by lower sales on restricted airborne radar programs.
2024 sales increased $504 million, or 5 percent, primarily due to higher volume on restricted advanced microelectronics and technology programs, increased marine systems sales due, in part, to the timing of materials, and higher Ground/Air Task Oriented Radar (G/ATOR) volume due to continued ramp-up on full-rate production (FRP) awards. These increases were partially offset by lower sales on restricted airborne radar programs and the Scalable Agile Beam Radar (SABR) program.
Operating Income
Fourth quarter 2024 operating income increased $7 million, or 2 percent, primarily due to higher sales. Operating margin rate decreased to 14.9 percent from 15.1 percent principally driven by lower margin rates on certain airborne radar programs and changes in contract mix toward more cost-type content, which more than offset higher net EAC adjustments.
2024 operating income decreased $11 million, or 1 percent, due to a lower operating margin rate, partially offset by higher sales. Operating margin rate decreased to 14.0 percent from 14.8 percent primarily due to lower net EAC adjustments on certain airborne radar production programs due, in part, to production inefficiencies that have driven higher labor costs, as well as changes in contract mix toward more cost-type content. These decreases were partially offset by sales growth on higher margin advanced microelectronics programs.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	8

SPACE SYSTEMS	Three Months Ended December 31		%	Year Ended December 31		%
$ in millions	2024	2023	Change	2024	2023	Change
Sales	$2,710	$3,098	(13)%	$11,731	$11,873	(1)%
Operating income	275	290	(5)%	1,254	1,130	11%
Operating margin rate	10.1%	9.4%		10.7%	9.5%
Sales
Fourth quarter 2024 sales decreased $388 million, or 13 percent, primarily due to wind-down of work on the restricted space and NGI programs, which reduced sales by $231 million, as well as lower volume on a restricted program and Next-Gen OPIR and the Glide Phase Interceptor program, largely due to timing.
2024 sales decreased $142 million, or 1 percent, primarily due to wind-down of work on the restricted space and NGI programs, which reduced sales by $595 million. This reduction was partially offset by a $302 million increase on Space Development Agency (SDA) satellite programs and a $130 million increase on the Habitation and Logistics Outpost (HALO) program.
Operating Income
Fourth quarter 2024 operating income decreased $15 million, or 5 percent, due to a higher operating margin rate, partially offset by lower sales. Operating margin rate increased to 10.1 percent from 9.4 percent principally due to an improvement in net EAC adjustments largely driven by the prior year including a $42 million unfavorable EAC adjustment on the HALO program.
2024 operating income increased $124 million, or 11 percent, primarily due to a higher operating margin rate. Operating margin rate increased to 10.7 percent from 9.5 percent primarily due to higher net EAC adjustments largely driven by the HALO program as previously disclosed.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	9

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2025 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2025 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2025 and beyond do not reflect impacts on the company from, any potential continuing resolution, government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-K.

2025 Guidance
($ in millions, except per share amounts)	As of 1/30/2025
Sales	$42,000 — $42,500

Segment operating income[1]	$4,650 — $4,800

MTM-adjusted EPS[1]	$27.85 — $28.25

Free cash flow[1]	$2,850 — $3,250

2025 Segment Guidance
As of 1/30/2025
	Sales ($B)	OM Rate %
Aeronautics Systems	Low $13	Mid to High 9%

Defense Systems	Low $8	Mid to High 9%

Mission Systems	~$12	Mid 14%

Space Systems	~$11	High 10%

Intersegment Eliminations	~($2.1)	High 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	10

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on January 30, 2025. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

###
Forward-Looking Statements and Projections
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “strategy,” “project,” “forecast,” “achieve,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals,” “confident,” “on track” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows, including financial guidance, outlook, trends, expectations and other forward-looking statements for 2025 and beyond. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2024, and from time to time in our other filings with the SEC. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges and/or other macroeconomic factors, and risks related to management’s

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	11

judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•increased competition within our markets and bid protests
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•changes in procurement and other laws, SEC, DoD and other rules and regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•environmental matters, including climate change, unforeseen environmental costs and government and third-party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials, chemicals, parts and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•our ability to attract and retain a qualified and talented workforce with the necessary security clearances to meet our performance obligations
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•natural disasters, epidemics, pandemics and similar outbreaks and other significant disruptions
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to protect and exploit intellectual property rights

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	12

General and Other Risk Factors
•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	13

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31
$ in millions, except per share amounts	2024	2023	2022
Sales
Product	$32,726	$30,897	$28,522
Service	8,307	8,393	8,080
Total sales	41,033	39,290	36,602
Operating costs and expenses
Product	26,188	26,226	22,761
Service	6,483	6,513	6,367
General and administrative expenses	3,992	4,014	3,873
Total operating costs and expenses	36,663	36,753	33,001
Operating income	4,370	2,537	3,601
Other (expense) income
Interest expense	(621)	(545)	(506)
Non-operating FAS pension benefit	656	530	1,505
Mark-to-market pension and OPB benefit (expense)	443	(422)	1,232
Other, net	168	246	4
Earnings before income taxes	5,016	2,346	5,836
Federal and foreign income tax expense	842	290	940
Net earnings	$4,174	$2,056	$4,896

Basic earnings per share	$28.39	$13.57	$31.61
Weighted-average common shares outstanding, in millions	147.0	151.5	154.9
Diluted earnings per share	$28.34	$13.53	$31.47
Weighted-average diluted shares outstanding, in millions	147.3	152.0	155.6

Net earnings (from above)	$4,174	$2,056	$4,896
Other comprehensive (loss) income, net of tax
Change in cumulative translation adjustment	(2)	23	(16)
Change in other, net	(22)	2	6
Other comprehensive (loss) income, net of tax	(24)	25	(10)
Comprehensive income	$4,150	$2,081	$4,886

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	14

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$4,353	$3,109
Accounts receivable, net	1,272	1,454
Unbilled receivables, net	5,908	5,693
Inventoried costs, net	1,455	1,109
Prepaid expenses and other current assets	1,286	2,341
Total current assets	14,274	13,706
Property, plant and equipment, net of accumulated depreciation of $8,733 for 2024 and $7,964 for 2023	10,536	9,653
Operating lease right-of-use assets	1,770	1,818
Goodwill	17,512	17,517
Intangible assets, net	254	305
Deferred tax assets	1,599	1,020
Pension and other postretirement benefit plan assets	2,184	1,331
Other non-current assets	1,230	1,194
Total assets	$49,359	$46,544

Liabilities
Trade accounts payable	$2,599	$2,110
Accrued employee compensation	2,271	2,251
Advance payments and billings in excess of costs incurred	4,070	4,193
Other current liabilities	5,188	3,388
Total current liabilities	14,128	11,942
Long-term debt, net of current portion of $1,582 for 2024 and $70 for 2023	14,692	13,786
Pension and other postretirement benefit plan liabilities	1,120	1,290
Operating lease liabilities	1,798	1,892
Other non-current liabilities	2,331	2,839
Total liabilities	34,069	31,749

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2024—144,952,026 and 2023—150,109,271	145	150
Paid-in capital	—	—
Retained earnings	15,297	14,773
Accumulated other comprehensive loss	(152)	(128)
Total shareholders’ equity	15,290	14,795
Total liabilities and shareholders’ equity	$49,359	$46,544

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	15

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31
$ in millions	2024	2023	2022
Operating activities
Net earnings	$4,174	$2,056	$4,896
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,370	1,338	1,342
Mark-to-market pension and OPB (benefit) expense	(443)	422	(1,232)
Stock-based compensation	101	87	99
Deferred income taxes	(582)	(988)	(321)
B-21 charge	—	1,559	—
Net periodic pension and OPB income	(438)	(308)	(1,193)
Pension and OPB contributions	(129)	(139)	(136)
Changes in assets and liabilities:
Accounts receivable, net	182	54	(44)
Unbilled receivables, net	(215)	247	(646)
Inventoried costs, net	(358)	(220)	(205)
Prepaid expenses and other assets	35	(86)	2
Accounts payable and other liabilities	(513)	519	572
Income taxes payable, net	1,143	(658)	(279)
Other, net	61	(8)	46
Net cash provided by operating activities	4,388	3,875	2,901

Investing activities
Capital expenditures	(1,767)	(1,775)	(1,435)
Proceeds from sale of equipment to a customer	—	—	155
Proceeds from sale of minority investments	—	197	—
Other, net	18	(4)	39
Net cash used in investing activities	(1,749)	(1,582)	(1,241)

Financing activities
Net proceeds from issuance of long-term debt	2,495	1,995	—
Payments of long-term debt	—	(1,050)	—
Common stock repurchases	(2,514)	(1,500)	(1,504)
Cash dividends paid	(1,186)	(1,116)	(1,052)
Payments of employee taxes withheld from share-based awards	(58)	(52)	(50)
Other, net	(132)	(38)	(7)
Net cash used in financing activities	(1,395)	(1,761)	(2,613)
Increase (decrease) in cash and cash equivalents	1,244	532	(953)
Cash and cash equivalents, beginning of year	3,109	2,577	3,530
Cash and cash equivalents, end of period	$4,353	$3,109	$2,577

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	16

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	December 31, 2024			December 31, 2023	% Change in 2024
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$10,689	$13,409	$24,098	$19,583	23%
Defense Systems	9,873	17,845	27,718	20,198	37%
Mission Systems	11,574	4,869	16,443	16,108	2%
Space Systems[3]	7,526	15,683	23,209	28,341	(18)%
Total backlog	$39,662	$51,806	$91,468	$84,230	9%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.
3
During 2024, the company reduced unfunded backlog by $1.6 billion and $0.7 billion related to terminations for convenience in our restricted space business and on the NGI program at Space Systems, respectively.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	17

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended December 31		Year Ended December 31
$ in millions, except per share amounts	2024	2023	2024	2023
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$8	$(20)	$40	$(82)
Non-operating FAS pension benefit	153	133	656	530
Total net FAS/CAS pension adjustment	161	113	696	448
MTM pension and OPB benefit (expense)	443	(422)	443	(422)
Total pension-related benefit (expense)	604	(309)	1,139	26
Tax effect[1]	(152)	78	(286)	(6)
After-tax impact	$452	$(231)	$853	$20
Weighted-average diluted shares outstanding, in millions	145.9	151.1	147.3	152.0
Per share impact	$3.10	$(1.53)	$5.79	$0.13

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(25)	$(30)	$(97)	$(122)
Tax effect[1]	6	8	24	30
After-tax impact	$(19)	$(22)	$(73)	$(92)
Weighted-average diluted shares outstanding, in millions	145.9	151.1	147.3	152.0
Per share impact	$(0.13)	$(0.15)	$(0.50)	$(0.61)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	18
SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
RECAST SEGMENT SALES AND OPERATING INCOME
(Unaudited)

	SALES						SEGMENT OPERATING INCOME[1]
	2023	2024					2023	2024
	Total	Three Months Ended				Total	Total	Three Months Ended				Total
($ in millions)	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED[2]
Aeronautics Systems	$10,786	$2,969	$2,963				$(473)	$297	$295
Defense Systems	5,862	1,412	1,513				710	177	204
Mission Systems	10,895	2,659	2,773				1,609	378	361
Space Systems	13,946	3,655	3,573				1,212	332	324
Intersegment eliminations	(2,199)	(562)	(604)				(298)	(80)	(83)
Total	$39,290	$10,133	$10,218				$2,760	$1,104	$1,101

REALIGNED, effective July 1, 2024[3]
Aeronautics Systems	$10,786	$2,969	$2,963	$2,878	$3,220	$12,030	$(473)	$297	$295	$298	$292	$1,182
Defense Systems	8,289	1,990	2,153	2,084	2,333	8,560	829	187	231	196	252	866
Mission Systems	10,895	2,659	2,773	2,823	3,144	11,399	1,609	378	361	390	469	1,598
Space Systems	11,873	3,149	3,002	2,870	2,710	11,731	1,130	330	304	345	275	1,254
Intersegment eliminations	(2,553)	(634)	(673)	(659)	(721)	(2,687)	(335)	(88)	(90)	(83)	(95)	(356)
Total	$39,290	$10,133	$10,218	$9,996	$10,686	$41,033	$2,760	$1,104	$1,101	$1,146	$1,193	$4,544

FURTHER REALIGNED, effective January 1, 2025[4]
Aeronautics Systems	$11,164	$3,044	$3,060	$2,961	$3,331	$12,396	$(416)	$306	$312	$309	$309	$1,236
Defense Systems	7,185	1,737	1,859	1,800	2,003	7,399	684	156	191	160	209	716
Mission Systems	10,895	2,659	2,773	2,823	3,144	11,399	1,609	378	361	390	469	1,598
Space Systems	11,873	3,149	3,002	2,870	2,710	11,731	1,130	330	304	345	275	1,254
Intersegment eliminations	(1,827)	(456)	(476)	(458)	(502)	(1,892)	(247)	(66)	(67)	(58)	(69)	(260)
Total	$39,290	$10,133	$10,218	$9,996	$10,686	$41,033	$2,760	$1,104	$1,101	$1,146	$1,193	$4,544

1	Non-GAAP measure - see definitions at the end of this earnings release.
2
“As reported” summary operating results for the periods presented reflect the composition of our reportable segments prior to July 1, 2024 as previously disclosed in the company’s filings with the SEC.

3
“Realigned, effective July 1, 2024” summary operating results for periods prior to July 1, 2024 were recast to reflect the realignment of the Strategic Deterrent Systems (SDS) division from Space Systems to Defense Systems effective July 1, 2024 as described in the company’s Form 8-K filed with the SEC on May 16, 2024. Results for periods subsequent to July 1, 2024 represent “As reported” actuals disclosed in the company’s filings with the SEC.

4
“Further realigned, effective January 1, 2025” summary operating results for the periods presented were recast to reflect the realignment of the Strike and Surveillance Aircraft Solutions (SSAS) business unit from Defense Systems to Aeronautics Systems effective January 1, 2025.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and Full-Year 2024 Financial Results	19

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted net earnings: Net earnings excluding MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s operating results before the non-operational impact of pension and OPB actuarial gains and losses. This measure is also consistent with how management views the underlying performance of the business as the impact of MTM accounting is not considered in management’s assessment of the company’s operating performance or in its determination of incentive compensation awards.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.
Organic sales: Total sales excluding sales attributable to the company’s Training Services business. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying sales growth as well as in providing an understanding of our ongoing business and future sales trends by presenting the company’s sales before the impact of divestiture activity.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com